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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  JUNE 1, 2001



                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)




       MASSACHUSETTS                  0-14680                06-1047163
(State or other jurisdiction of     (Commission     (IRS employer identification
 incorporation or organization)     file number)                 number)


               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (617) 252-7500





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ITEM 5. OTHER EVENTS.

     On June 1, 2001, we amended our charter to increase (1) the total number of authorized shares of our common stock from 390,000,000 shares to 690,000,000 shares and (2) the total number of authorized shares designated as Genzyme General Division common stock, which we refer to as Genzyme General Stock, from 200,000,000 shares to 500,000,000 shares. A copy of our charter, marked to show this amendment, is filed as exhibit 3 to this current report on Form 8-K.

     On June 1, 2001, we also completed a two-for-one stock split of Genzyme General Stock by issuing one new share of Genzyme General Stock for each share of Genzyme General Stock held of record as of May 24, 2001. The conversion privileges of securities convertible into Genzyme General Stock have adjusted to reflect this stock split. The voting and liquidation rights of Genzyme Biosurgery Division common stock, which we refer to as Biosurgery Stock, and Genzyme Molecular Oncology Division common stock, which we refer to as Molecular Oncology Stock, have also adjusted as a result of this stock split such that each share of Biosurgery Stock is entitled to 0.28 vote and 100 liquidation units and each share of Molecular Oncology Stock is entitled to 0.28 vote and 50 liquidation units. Our shareholder rights plan has been adjusted to reflect this stock split such that (1) one two-hundredth of a share of Series A Junior Participating Preferred Stock, which we refer to as Series A Preferred Stock, is issuable upon exercise of each GGD Stock Purchase Right, (2) the purchase price for each one two-hundredth of a share of Series A Preferred Stock issuable upon exercise of each GGD Stock Purchase Right is $150, and (3) the redemption price with respect to each GGD Stock Purchase Right is $0.0005. The terms of our Series A Preferred Stock have also adjusted to reflect this stock split such that each share of Series A Preferred Stock is entitled to (a) 200 votes, (b) a dividend of 200 times any dividend declared per share of Genzyme General Stock, (c) an aggregate payment of 200 times the payment made per share of Genzyme General Stock in the event of a liquidation of Genzyme and (d) the receipt of 200 times the amount received per share of Genzyme General Stock in any merger, consolidation or other transaction in which Genzyme General Stock is exchanged.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits:

    3 Restated Articles of Organization of Genzyme, as amended. Filed herewith and marked to show an amendment thereto.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GENZYME CORPORATION



Dated: June 6, 2001                    By: /s/ Michael S. Wyzga
                                          -------------------------------------
                                          Michael S. Wyzga
                                          Senior Vice President, Finance;
                                          Chief Financial Officer; and
                                          Chief Accounting Officer



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                                  EXHIBIT INDEX

EXHIBIT
  NO.           DESCRIPTION

   3 Restated Articles of Organization of Genzyme, as amended. Filed herewith and marked to show an amendment thereto.